UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2025

FLAGSTAR FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31565	06-1377322
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

102 Duffy Avenue,	Hicksville,	New York	11801
(Address of principal executive offices)
(516) 683-4100
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLG	New York Stock Exchange
Bifurcated Option Note Unit Securities SM	FLG PRU	New York Stock Exchange
Depositary Shares each representing a 1/40th interest in a share of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock	FLG PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2025, Flagstar Bank, National Association (the “Bank”), the wholly owned subsidiary of Flagstar Financial, Inc. (the “Company”), entered into an employment agreement with Richard Raffetto, the Senior Executive Vice President and the President of Commercial and Private Banking of the Bank.

The employment agreement provides that Mr. Raffetto will receive an annual base salary of $700,000 and will be eligible to receive an annual cash bonus with a target amount of $700,000. Beginning in the fourth calendar year of employment, Mr. Raffetto will be eligible to participate in the Company’s long-term equity incentive program and receive annual equity award grants on the same basis as other senior executives of the Company, as determined by the Company in its sole discretion. He will also be eligible to participate in the Bank’s benefit plans on the same basis as other senior executives of the Bank. The employment agreement further provides for the payment of Mr. Raffetto’s costs and expenses relating to his relocation to the New York City metropolitan area.

Additionally, the employment agreement provides that if Mr. Raffetto is terminated by the Bank for cause (as defined in the agreement), if Mr. Raffetto terminates his employment without good reason (as defined in the agreement), or if Mr. Raffetto’s employment is terminated due to death or disability, he will be entitled to receive certain accrued benefits through the termination date. The employment agreement also provides that if Mr. Raffetto’s employment is terminated by Mr. Raffetto for good reason or by the Bank without cause, Mr. Raffetto will also generally be entitled to receive additional continued health care benefits and a lump sum payment equal to Mr. Raffetto’s base salary and target bonus that would have been paid from the termination date until the third anniversary of the effective date of the employment agreement.

The employment agreement also includes post-employment restrictive covenants, including 12-month non-solicitation of customers and employees, six-month non-competition related to direct competition with the Company’s then-existing material businesses, perpetual confidentiality and mutual non-disparagement.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	July 7, 2025	FLAGSTAR FINANCIAL, INC.

/s/ Bao Nguyen
Bao Nguyen
Senior Executive Vice President, General Counsel and Chief of Staff